Wachovia Asset Securitization Issuance, LLC
Series 2003-HE1
Statement to Securityholders
Distribution Date: 01/25/07
Totals
Certificate
201,089,293.42
1,100,000,000.00
233,983,334.49
1,582,768.39
12,785,111.74
0.00
14,367,880.13
221,198,222.75
1,257,648.82
12.57648820
Balance
201.08929342
20,108,929.33
201.08929330
Total
Distribution
12,622,575.82
12.62257582
11.62282890
Unpaid
Principal
Amount
0.00
0.00
Principal
11,622,828.85
11.62282885
1,162,282.89
Interest
999,746.97
0.99974697
95,365.93
0.95365930
Distribution Summary
100,000,000.00
Beginning
Certificate
Balance
212,712,122.27
212.71212227
21,271,212.22
Cusip
212.71212220
Original
Certificate
Balance
1,000,000,000.00
Factors per Thousand
5.640000%
A-2
A-1
92975QAA8
92975QAB6 5.380000%
Ending
Factors per Thousand
Certificate
Rate
Class
Certificate
n/a 0.000000% 0.00 15,381,198.95 487,655.49 0.00 0.00 487,655.49 15,316,792.43
- Page 1 -
Bond Interest Information
Type of
Certificate
LIBOR
Senior/Variable
Senior/Auction
Residual
Cusip
92975QAA8
92975QAB6
5.35000%
5.38000%
Period
30/360
30/360
Aaa AAA
Aaa AAA
- -
Moody's
Margin
0.29000%
Accrual
0.00000%
n/a Certificate
A-1
A-2
Class
S & P
Fitch
Original Rating*
Original Rating*
Original Rating
- - - -
n/a
n/a
- Page 2 -
Bond Interest Information
0.00
0.00 92975QAB6 95,365.93 0.00 0.00
Interest Due
Interest Carryforward
Interest Carryforward
92975QAA8 0.00 0.00 A-1
Current
Carryforward Paid
Current
Outstanding
Current
Cusip
999,746.97
A-2
Class
- Page 3 -
Interest
Interest Collected
(Additional Balance Interest)
(Relief Act Shortfalls)
Total Interest Collected
Principal
Principal Collected
Net Liquidation Proceeds
Substitute Adjustment Amount
Other Principal Collected
(Additional Balance Increase)
(Draw Amounts)
Total Principal Collected
Additional Funds
Additional Funds from the Funding Account
Draws from the Policy
Yield Maintenance Payment
Total Additional Funds Collected
Total Available Collections
14,501,029.95
0.00
0.00
0.00
0.00
0.00
0.00
0.00
12,785,111.74
1,715,918.21
0.00
0.00
Collection Activity
12,785,111.74
0.00
0.00
1,715,918.21
- Page 4 -
Periodic Information
Beginning Collateral Balance
Ending Collateral Balance
Current Liquidation Loss Amounts
Cumulative Liquidation Loss Amounts
Net WAC
WAM
AGE
Gross CPR
Net CPR
Draw Rate
Original Information
Collateral Balance
Number of Loans
Gross WAC
WAM
Overcollateralization Information
Overcollateralization Target Amount
Beginning Overcollateralization Amount
Ending Overcollateralization Amount
Overcollateralization Increase
Overcollateralization Decrease
12.675%
174
59
46.825%
-
-
6,413,319.48
1,100,011,119.68
22,971
4.407%
233
15,381,198.95
15,316,792.43
0.00
64,406.52
Collateral Information
2,787,580.20
249,364,533.44
236,515,015.18
64,406.52
- Page 5 -
Funding Account
Beginning Balance
Interest Earnings
Deposits
Withdrawals
Interest Earnings to Collection Account
Ending Balance
0.00
0.00
0.00
0.00
Additional Account Activity
0.00
0.00
- Page 6 -
Delinquent:
30-59 Days
60-89 Days
90-119 Days
120-149 Days
150-179 Days
180+ Days
Total
Foreclosure:
REO:
199,734.28 2
%
0.360%
0.084%
364,001.84
4,081,682.30
%
0.960%
1.726%
0.283%
0.184%
0.083%
0.062%
Delinquency Information
0.154%
669,657.73
434,956.26
195,509.73
8
4
3
8
147,263.82
72
38
11
$
%
$
#
#
13 851,488.18
#
$
2,270,292.92
- Page 7 -
Fees
Servicing Fee 3 Largest Mortgage Loan Balances
Enhancer Premium Additional Balances created during the first
Indenture Trustee Expenses Rapid Amortization Period
Broker Dealer Expenses Additional Balance Increase Amount payable
Auction Agent Expenses to Certificateholders
Additional Balance Increase Amount payable
Total Fees from Principal Collections
Condition 1 in effect?
Condition 2 in effect?
Condition 3 in effect?
Cumulative Subsequent Mortgage Loans
Deficiency Amount
Draws from Policy not yet Reimbursed
Liquidation Loss Amount %
Revolving (Yes / No) Net Excess Spread % - Current
Managed Amortization (Yes / No) Net Excess Spread % - 2 mth avg
Rapid Amortization (Yes / No) Net Excess Spread % - 3 mth avg
Percentage Interest Class A-1
Percentage Interest Class A-2
Stepdown Date Active (Yes / No)
Stepdown Delinquency Test Met? (Yes / No)
Yes
0.00
No
No
0.00
0.00
No
No
Yes
Additional Information
3,611,719.71
0.00
0.00
Additional Reporting Items
0.00
0.253%
Amortization Period
103,901.89
29,247.92
0.00
0.00
0.00
133,149.81
9.1%
Yes
Yes
7.058%
6.911%
6.172%
90.9%
- Page 8 -